Exhibit 99.1
FOR IMMEDIATE RELEASE:
PMFG, Inc. (Parent of Peerless Mfg. Co.) Announces the Acquisition of German Licensee, Burgess Manning GmbH, by Peerless Europe Limited
DALLAS, November 8, 2011 (GLOBE NEWSWIRE) — PMFG, Inc. (Nasdaq:PMFG) announced today that its wholly owned subsidiary, Peerless Europe Limited (“PEL”) has acquired Burgess-Manning GmbH, a German company based in Dusseldorf for a purchase price of EUR 4 million ($5.5 million).
Burgess-Manning GmbH held an exclusive license throughout Germany and surrounding European countries to design, manufacture and market custom engineered systems and products under the Burgess-Manning trademark, which is owned by the Company and primarily serves the markets for power generation, natural gas infrastructure and petrochemical processing. PEL, headquartered in Braintree, United Kingdom, serves similar customers throughout Europe, the Middle East and North Africa.
Burgess-Manning GmbH’s annual revenue for the fiscal year ended September 30, 2010 was approximately $13 million determined using accounting principles generally accepted in Germany.
Peter J. Burlage, the Company’s Chief Executive Officer said: “We welcome the employees, customers, and suppliers of Burgess-Manning to the Peerless family. The team at Burgess Manning GmbH has developed a strong reputation for delivering high quality and cost-efficient solutions and products for their long standing customers. The combination of our two organizations will both broaden the product offerings of Burgess Manning GmbH and allow PEL to more effectively pursue opportunities throughout Central and Eastern Europe. We are excited about this opportunity to continue to expand our product offerings and customer base and we believe that this transaction will be accretive to earnings in fiscal year 2012.”
About PMFG
The Company is a leading provider of custom engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. The Company primarily serves the markets for power generation, natural gas infrastructure and petrochemical processing. Headquartered in Dallas, Texas, the Company markets its systems and products worldwide under the brand names of Peerless Mfg. Co., Burgess-Manning, Bos-Hatten and Alco Products.
The PMFG, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=5676

Forward Looking Statements
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results to be materially different from those expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “intend,” “may,” “will” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. There is no assurance that the Company will seek to sell equity securities in the future, and if so, at what price those securities may be sold. The risks and uncertainties that may affect the Company’s results include the growth rate of the Company’s revenue and market share; the receipt of new, and the non-termination of existing, contracts; the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment; the Company’s ability to adapt and expand its services in such an environment; the quality of the Company’s plans and strategies; risks associated with the Company’s significant indebtedness; and the Company’s ability to execute such plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including the information under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 2, 2011. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of other events, including the status of specific orders or contracts, except to the extent required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
Contact:
Mr. Peter J. Burlage, Chief Executive Officer
Mr. Ronald L. McCrummen, Chief Financial Officer
PMFG, Inc.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
Phone: (214) 357-6181
www.peerlessmfg.com
or

Investor Relations:
Kevin McGrath
Cameron Associates
(212) 245-4577
Kevin@cameronassoc.com